EXHIBIT 10.13

                        National Technical Systems, Inc.
                   2006 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                     PURPOSE

The purpose of the National Technical Systems, Inc. 2006 Supplemental Executive Retirement Plan is to retain the services of a select group of officers and highly compensated employees of National Technical Systems, Inc. (the "Corporation"), its subsidiaries and any successors thereto, and to motivate them to contribute to the growth and profits of the Corporation This Plan is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in a manner consistent with that intention.

                             ARTICLE 2-- DEFINITIONS

For purposes hereof, unless otherwise clearly apparent from the context, where the following terms appear as proper nouns, they shall have the meanings indicated below.

2.1. Additions: Interest on Annual Credits, compounded monthly at an annualized rate of 5.5%. Additions shall be attributed to each Participant's Employer Credit Account from the date upon which the Employer Credit Account first has a positive balance until the date upon which the Corporation determines the final payment of benefits to a Participant or his Beneficiary pursuant to Article 5. The Committee may elect to utilize a different interest rate in future years in its discretion.

2.2. Annual Credit: The amount the Corporation will credit on behalf of a Participant for each year of his participation in the Plan. The Annual Credit shall be based upon a Participant's salary and years to Retirement from the Corporation based upon the Participant's date of entry in the Plan. The amount of the Base Credit and the date upon which it will be attributed to the Employer Credit Account are specified in Schedule A. This amount may vary from Participant to Participant and from year to year as determined by the Committee. Furthermore, since the value of the Base Credit is predicated upon the value of the Participant's annual salary when he joined the Plan and adjusted by an assumed rate of inflation of
      3.5 percent per year, the Committee may deem it appropriate to re-calculate the benefit for one or more Participants if it deems, in its discretion, that the Participant's salary has been substantially modified.

2.3. Beneficiary: Any person or persons (including, without limitation, the trustees of any testamentary or inter vivos trust), as designated from time to time in writing pursuant to Article 5, to whom any benefits may be payable upon the death of a Participant.

2.4.  Cause: Behavior of a Participant which constitutes any of the following:

      a.    Willfully   engaging  in  gross   misconduct   with  regard  to  the
            Corporation which is materially injurious to the Corporation,

      b. Gross negligence in the performance of the Participant's duties and responsibilities which is materially injurious to the Corporation,

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      c.    Refusal to follow  proper and  achievable  written  direction of the
            Board of Directors, provided that this shall not be Cause if the Participant in good faith believed the direction to be illegal, unethical or immoral and provides written notification of such belief to the Board of Directors,

      d. Being convicted of (or pleading nolo contendere to) a felony involving financial impropriety (or any other crime which would materially interfere with his service),

      e. Willfully breaching any material obligations under any agreement with the Corporation without proper justification,

      f. Material fraud or dishonesty with regard to the Corporation (other than good faith expense account disputes),

      g. Refusal to attempt to perform the Participant's responsibilities and duties after written notice, and

      h.    Entering  into  competition  with  the  Corporation  in any  line of
            business  in  which  the   Corporation   was  involved   during  the
            Participant's employment.

2.5. Change of Control: A change in the ownership of the Corporation, a change in the effective control of the Corporation or a change in the ownership of a substantial portion of the assets of the Corporation as provided under Section 409A of the Code, as amended from time to time, and any Internal Revenue Service guidance, including Notice 2005-1, and regulations issued in connection with Section 409A of the Code.

2.6. Committee: The Compensation Committee of the Board of Directors of the Corporation, or such other persons as may be selected by the Compensation Committee or the Board of Directors to administer the Plan. The Committee may assign some of the routine administrative functions to any department of the Corporation or another organization as approved by the board.

2.7. Corporation: National Technical Systems, Inc., a California corporation, and any successor thereof, including any affiliated company that adopts this Plan with the consent of the Board of Directors of the Corporation.

2.8.  Effective Date of the Plan: September 7, 2006

2.9. Employer Credit Account: The sum of Annual Credits which are described in Schedule A, attached hereto and incorporated herein by reference, and attributable to a Participant plus Additions and less withdrawals and distributions on such amounts. The Corporation shall maintain a bookkeeping account to reflect and track each Participant's Employer Credit Account, as adjusted from time to time.

2.10. Participant: Any officer or highly compensated employee of the Corporation designated by the Committee to be eligible for participation in the Plan, who has executed an application for participation pursuant to Section 3.1, and who is participating in this Plan from time to time.

2.11. Plan: The National Technical Systems, Inc. 2006 Supplemental Executive Retirement Plan

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      effective  September  7,  2006  and as from  time to time  amended  and in effect.

2.12. Plan Year: January 1 through December 31, provided that the first Plan Year shall be from the Effective Date of the Plan through December 31, 2006.

2.13. Retirement: The Termination of Service of a Participant on or after his attainment of age sixty-five.

2.14. Specified Employee: A person who is a specified employee as defined in the regulations issued under Section 409A of the Code.

2.15. Termination of Service: The termination (by death, Retirement, or otherwise) of a Participant's service as an employee of the Corporation; provided that no Termination of Service will be deemed to have occurred unless it constitutes a "separation from service" within the meaning of Code Section 409A and the regulations thereunder.

ARTICLE 3 -- DEFERRED COMPENSATION

3.1. Eligibility and Participation: Eligibility to commence participation in this Plan shall be restricted to those officers or highly compensated employees selected by the Committee in its sole discretion who qualify as "select management or highly compensated employees" as defined in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 and amendments thereto ("ERISA"), provided, however, that any such person shall timely complete all forms necessary for participation in the Plan under this Section.

      Any individual so selected shall first become a Participant in the Plan by filing with the Corporation a written application for participation in a form satisfactory to the Corporation, within thirty days of the date that he or she is first eligible to participate in the Plan (after taking into account the aggregation of "plan" principles set forth in Section 409A of the Code). If such application is not filed within such thirty-day period, such individual shall not thereafter be permitted to participate in the Plan until the next calendar year following the date upon which he first became eligible to participate. Upon selecting an individual to become a Participant in the Plan, the Committee shall notify the individual in writing of the date of eligibility and shall provide the individual with a written application for participation.

3.2. Termination Event: A Participant shall continue to be eligible to participate in the Plan until the earliest date on which any of the following events ("a Termination Event") occurs:

      (a)   There occurs a Change of Control as defined in Section 2.5.

      (b)   There occurs a Termination of Service as defined in Section 2.15.

      (c) The Participant becomes disabled to the extent that, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the Participant is (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Corporation. For purposes of the

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            Plan, the determination of a Participant's  disability shall be made by the Committee with the Participant's participation or the participation of his legal representative. The Committee shall make the final and conclusive determination of disability based upon all the evidence presented to it and after due consideration of the
            information    presented   by   the   Participant   or   his   legal
            representative. OR

      (d) The Plan is terminated in a manner that fully complies with the accelerated payment provisions of Section 409A of the Code and the regulations promulgated thereunder, including the requirements that all similar arrangements be terminated and that all payments be made within 24 months of the termination date.

      For purposes of this Plan, a Participant will not be deemed to have "terminated" his or her Service unless he or she has "separated from service" within the meaning of Section 409A(a)(2)(A)(i) of the Code and the regulations thereunder.

ARTICLE 4 -- BENEFITS

4.1. Benefit: Should a Participant have a Termination Event, other than for Cause, he shall be entitled to receive the vested value of his Employer Credit Account (a "Termination Benefit"), adjusted as necessary for a Termination of Service prior to Retirement, Death or Disability.

4.2. Payment Amount and Timing. Distributions of the Termination Benefit will be paid as follows:

      a) Retirement. Pursuant to the Retirement of the Participant, the Termination Benefit shall be paid in fifteen substantially equal annual installments beginning on the 90th day following the Retirement or the first business day thereafter if the 90th day is not a business day; provided, however, that if the installments are to be paid to a Specified Employee due to a Retirement, the first installment shall be delayed six months from Participant's Retirement. On the day following the end of such six-month period, the Corporation shall make a catch-up payment to the Participant equal to the total amount of such payments that would have been made during the six-month period but for this Section 4.2(a). Thereafter, each subsequent installment shall be paid on the annual anniversary of the initial payment or the first business day thereafter if the anniversary is not a business day.

      b) Death or Disability. Pursuant to the Death or Disability of the Participant, the Termination Benefit shall be paid in a lump sum on the 90th day following the Death or Disability or the first business day thereafter if the 90th day is not a business day; provided, however that if the lump sum payment is to be paid to a Specified Employee due to a death or Disability, the payment shall be delayed until the first day of the month immediately following the lapse of six months after the date of the death or Disability.

      c) Other Termination Event. Pursuant to a Termination Event other than the Retirement, Death or Disability of the Participant, the Termination Benefit shall be paid in five substantially equal annual installments beginning on the 90th day following the Termination Event or the first business day thereafter if the 90th day is not a business

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            day; provided, however, that if the installments are to be paid to a
            Specified  Employee  due  to a  Termination  Event  other  than  the
            Retirement,   death  or  Disability  of  a  Participant,  the  first
            installment   shall  be  delayed  six  months   from   Participant's
            Termination Event. On the day following the end of such six-month period, the Corporation shall make a catch-up payment to the Participant equal to the total amount of such payments that would have been made during the six-month period but for this Section 4.2(a). Thereafter, each subsequent installment shall be paid on the annual anniversary of the initial payment or the first business day thereafter if the anniversary is not a business day.

4.3. Cause: Should a Participant have a Termination Event for Cause, he shall forfeit any Termination Benefit.

4.4. Vesting: Each Year's Annual Credit and Additions will be subject to its own vesting schedule and shall vest at a rate of 20% for each full year following the contribution date of the Annual Credit. For example, Annual Credits attributed to a Participant's Employer Credit Account on August 1, 2006 will be 20 percent vested on July 31, 2007, 40 percent vested on July 31, 2008, 60 percent vested on July 31, 2009, 80 percent vested on July 31, 2010 and 100 percent vested on July 31, 2011. If a Termination Event occurs, Participants will forfeit any unvested benefits accrued as of the date of the applicable Termination Event, except that all unvested benefits shall become fully vested if the Termination Event is due to Retirement, death, or Disability of a Participant. Additionally, all unvested benefits shall become fully vested for Participants with ten or more years of service with the Company upon a Change of Control. In the event the Plan is terminated due to Section 6.1 hereof, no further vesting shall occur after the date of termination of the Plan.

ARTICLE 5 -- BENEFICIARY

5.1 Designation: At the time participation in the Plan commences, or at any later date, each Participant shall designate a Beneficiary on the Designation Beneficiary Form (attached hereto as Exhibit B) to receive any benefits which may become payable hereunder in the event of his death (Beneficiary Designation). A Participant can change any such Beneficiary Designation at any time prior to his death upon written notice to the Corporation.

5.2 Subsequent Beneficiary Designations: If the Participant shall have made more than one Beneficiary Designation, the Beneficiary Designation most recently filed with the Corporation prior to the time of the Participant's death shall govern.

5.3 No Beneficiary Designation: If any amounts under the Plan become payable following a Participant's death at a time when no Beneficiary Designation is applicable or when no Beneficiary is in existence, such payments shall be made in a lump sum to such Participant's surviving spouse, or if none, such amounts shall be paid to such Participant's estate.

ARTICLE 6 -- MISCELLANEOUS

6.1 Amendment and Termination: The Corporation, acting through the Committee, reserves the right to amend, in whole or in part, in writing, or to terminate this Plan at any time and in its sole discretion, with or without notice; provided, however, that no such action shall reduce the amount of a Participant's vested Termination Benefit prior to the date of any such amendment or termination. Any provision herein to the contrary notwithstanding,

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      amendment or  termination  of the Plan shall not  accelerate,  directly or indirectly, the date on which distribution of any then vested benefit is to be paid unless such acceleration complies with the requirements of Code
      Section 409A and the regulations thereunder. In addition, notwithstanding any provision herein to the contrary, if the Corporation determines, after a review of the final regulations issued under Section 409A of the Code and all applicable Internal Revenue Service guidance, that this Plan should be amended to avoid triggering the tax and interest penalties imposed by Section 409A of the Code, the Corporation may amend this Plan to the extent necessary to avoid triggering the tax and interest penalties imposed by Section 409A of the Code.

6.2 Insurance: The Corporation may purchase one or more insurance policies on the life of a Participant, as a means of providing, in whole or in part, for the payment of benefits hereunder. However, in such event neither such Participant, his designated Beneficiary, nor any other beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Corporation (or any "Rabbi Trust" (as described in Section 6.6) formed in connection with the Plan) shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for a Participant or any other person or as collateral security for any obligation of the Corporation hereunder. This Plan shall under no circumstances be deemed to constitute a contract of insurance.

6.3 No Contract of Employment: The Plan shall under no circumstance be deemed to have any effect upon the terms or conditions of employment of any employee of the Corporation whether or not he or she is a Participant hereunder. Neither the offering of the Plan, the payment of any expenses, costs or benefit amounts associated with the Plan, nor any documents published in connection with the Plan shall be construed as having created a contract of employment between the Participant and the Corporation. Nor shall it affect any right that the Corporation may have to terminate the service of such person at will.

6.4 Benefits not Transferable: Benefits under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by any Participant or Beneficiary and any attempt to do so shall be null and void. Benefits under this Plan shall not be subject to or liable for the debts, contracts, liabilities, engagements or torts of any Participant or any Beneficiary, nor may the same be subject to attachment or seizure by any creditor of any Participant or any Beneficiary under any circumstances.

6.5   Determination of Benefits:

      (a) General. The Committee may require any person claiming benefits under the Plan ("Claimant") to submit an application therefor in writing to the Claims Administrator or to any officer of the Corporation, together with such other documents and information as the Committee may require.

      (b) Claims. Claims for benefits, benefit determinations, appeals and reviews of any adverse benefit determination and all associated notifications shall, at a minimum, comply with Section 503 of ERISA and the applicable provisions of 29 C.F.R. ss. 2560.503-1 ("ERISA Regulations").

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      (c)   Claims  Administrator.  The Claims Administrator shall be designated by the Committee. The Committee reserves the right to change the Claims Administrator from time to time and to designate a special
            Claims Administrator when deemed necessary to avoid a conflict of interest.

      (d) Notification of Benefit Determination. The Claims Administrator will notify the Claimant of a benefit determination in writing within a reasonable time. Notification that a claim is wholly or partially denied will normally be given no later than 90 days after receipt of the claim. The notice shall (1) specify the reasons for the adverse decision, (2) refer to the specific provisions of the Plan on which the decision is based, (3) describe any additional material necessary to complete the claim and the reasons that such material is necessary, (4) describe the appeal and review procedures and the applicable time limits, and (5) inform the claimant of the right to bring a civil action following review. Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial ninety-day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed ninety days from the end of the initial ninety-day period. Claims not acted upon within the time prescribed herein shall be deemed denied for purposes of proceeding to the review stage.

      (e) Review. A claimant is entitled to have an adverse benefit determination reviewed by the Committee (the "Named Fiduciary"). The request for review must be in writing and filed with the Claims Administrator no later than 60 days following the claimant's receipt of the adverse determination. The claimant may submit written comments and other information and documents relating to the claim, and have reasonable access to and receive copies of all documents and information relevant to the claim. The claimant may request a hearing. The Claims Administrator will promptly forward the request for review and the claim file to the Named Fiduciary. The decision of the Named Fiduciary shall be made promptly, and not later than sixty days after the Named Fiduciary's receipt of a request for review, unless special circumstances require an extension of time for processing. In such a case, a decision shall be rendered as soon as possible, but not later than one hundred twenty days after receipt of the request for review.

      (f) Named Fiduciary. The Named Fiduciary shall not be the Claims Administrator nor subordinate to the Claims Administrator. The Board of Directors reserves the right to change the Named Fiduciary from time to time, and to designate a special Named Fiduciary for appeals when deemed necessary.

      (g) Review Procedure. The Named Fiduciary has the discretion to decide all questions regarding relevance and reasonable access. In addition, the Named Fiduciary has the discretion as to whether a hearing shall be held. The Named Fiduciary will afford no deference to the Claims Administrator's decision, and will ensure a full and fair review de novo.

      (h)   Notification  of  Benefit   Determination   on  Review.   The  Named
            Fiduciary's  decision

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            will be in writing and sent to the Claims Administrator.  The Claims
            Administrator will then notify the claimant either by hand delivery or by first class mail within a reasonable time, and normally not later than 60 days after receipt of the claim for review. If the
            Named  Fiduciary   issues  an  adverse   benefit   decision  to  the
            Participant or his Beneficiary, the decision shall (1) specify the reasons for the decision, (2) refer to specific plan provisions on which the decision was based, (3) inform the claimant of the right to review all information reviewed by the Named Fiduciary, even information not relied on in making the decision, and (4) inform the claimant of the right to bring a civil action.

      (i) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought unless and until the Claimant has exhausted his remedies under this Section 6.5.

6.6 No Trust: For tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), this Plan is intended to qualify as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, and shall be interpreted accordingly.

      No action by the Corporation or its Board of Directors under this Plan shall be construed as creating a trust, escrow or other secured or segregated fund or other fiduciary relationship of any kind in favor of any Participant or Beneficiary or any other persons otherwise entitled to benefits under the Plan. The status of the Participant and any Beneficiary with respect to any liabilities assumed by the Corporation hereunder shall be solely that of unsecured creditors of the Corporation. The Plan constitutes a mere promise by the Corporation to make benefit payments in the future. Any insurance policy or any other asset acquired or held by the Corporation in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund or other fiduciary relationship of any kind for the benefit of a Participant or Beneficiary or to be security for the performance of the obligations of the Corporation, but shall be and remain a general, unpledged, unrestricted asset of the Corporation at all times subject to the claims of general creditors of the Corporation. Notwithstanding the foregoing, the Corporation may transfer assets, including any insurance policies to a grantor trust of the type known as a "Rabbi Trust" with the Corporation as grantor and owner of such trust, provided that the terms of such trust comply with Section 409A of the Code.

6.7 Plan Administration: The Plan shall be administered by the Committee. The Committee shall have the exclusive authority, sole discretion and responsibility for all matters in connection with the operation and administration of the Plan. The Committee's powers and duties shall include, but not be limited to, the following: (a) responsibility for the compilation and maintenance of all records necessary in connection with the Plan; (b) authorizing the payment of all benefits under and expenses of the Plan; (c) authority to engage such legal, accounting and other professional services as it may deem proper; (d) discretionary authority to interpret the Plan; and (e) discretionary authority to determine eligibility for benefits under the Plan and to resolve all issues of fact and law in connection with such determination. Decisions by the Committee shall be final and binding upon all parties.

      The Committee, from time to time, may allocate to other persons or organizations any of its

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      rights,   powers,   and  duties  with   respect  to  the   operation   and
      administration of the Plan. Any such allocation shall be reviewed from time to time by the Committee; shall, unless the Committee specifies otherwise, carry such discretionary authority as the Committee possesses regarding the matter; and shall be terminable upon such notice as the Committee in its sole discretion, deems reasonable and prudent under the circumstances.

6.8 Satisfaction of Claims: Any payment to a Participant or Beneficiary or the legal representative of either, in accordance with the terms of this Plan shall to the extent thereof be in full satisfaction of all claims such person may have against the Corporation. The Corporation may require such payee, as a condition to such payment, to execute a receipt and release therefore in such form as shall be determined by the Corporation.

6.9 Governing Law: The Plan shall be construed, administered, and governed in all respects in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of California without regard to applicable conflicts of law or choice of law 2principles. By electing to participate in the Plan, each Participant on behalf of himself and his beneficiaries irrevocably and unconditionally (a) submits to the exclusive personal jurisdiction of the United States Federal courts and the State of California state courts located in Los Angeles County, California ("California Courts") with respect to any lawsuit, claim or cause of action arising under or with respect to this Plan; (b) agrees that the California Courts shall have exclusive subject matter jurisdiction over any such lawsuit, claim or cause of action; (c) agrees that venue with respect to any such lawsuit, claim or cause of action is proper and most convenient in such California Courts; and (d) agrees not to assert or raise any objection to jurisdiction or venue in the California Courts. BY ELECTING TO PARTICIPATE IN THE PLAN, EACH PARTICIPANT, ON BEHALF OF HIMSELF AND HIS BENEFICIARIES, IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY AND ALL ACTIONS OR PROCEEDINGS BROUGHT WITH RESPECT TO ANY PROVISION OF THIS PLAN AND/OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF, OR RELATED TO, THIS PLAN, to the extent not preempted by ERISA.

6.10 Gender and Number: Words used herein in the masculine, feminine or neuter gender shall be construed as though they were also used in another gender in all cases where they would so apply. Words used herein in the singular or plural form shall be construed as though they were also used in the other form in all cases where they would so apply.

6.11 Severability: In the event that a court of competent jurisdiction determines that any provision of the Plan is in violation of any statute or public policy, only those provisions of the Plan that violate such statute or public policy shall be stricken. All provisions of the Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any provision of the Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the Corporation in establishing the Plan.

6.12 Indemnification: The Corporation agrees to and shall indemnify and hold harmless each Indemnified Person (as hereinafter defined), to the full extent permitted by law and the Corporation's Articles of Incorporation and Bylaws, from and against all claims, losses, damages, causes of action, suits, and liability of every kind, including all expenses of litigation, court costs and reasonable attorney's fees and expenses, incurred in connection with the Plan. "Indemnified Person" shall mean each director, officer, Committee member, Claims Administrator or employee of the Corporation acting as a fiduciary of the Plan.

6.13 Expenses: The expenses of administering the Plan and any grantor trust described in Section 6.6 shall be borne by the Corporation.

6.14 Successors and Assigns: This Plan shall be binding on and inure to the benefit of the Corporation and the Participants and their Beneficiaries, and their respective heirs and assigns.

6.15 Captions. The captions of this Plan are descriptive only and do not affect the intent or interpretation of the Plan.

6.16 Notices. Any notice required or permitted to be given hereunder shall be in writing sent by either personal delivery, overnight delivery, or United Sates, registered or certified mail, return receipt requested, all of which shall be properly addressed with postage or delivery charges prepaid, to the Committee or Participant at their respective addresses described below, or at such other addresses as either the Corporation or Participant may hereafter designate to the other in writing:

                  To the Committee:    National Technical Systems, Inc. 2006
                                       Supplemental Executive Retirement Plan

                                       24007 Ventura Blvd. Suite 200

                                       Calabasas, California 91302

                  To any Participant:  To the Participant's last known address as shown in the Corporation's Human
                                       Resource Department records

                  Notices sent by personal delivery shall be deemed given upon actual receipt. Notices sent by overnight delivery shall be deemed given on the next business day. Notices sent via United States registered or certified mail shall be deemed given two business days from mailing.

      ACKNOWLEDGED:

      National Technical Systems, Inc.


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      By                                                      Date